                                                                Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

Regarding:

     1) Registration Statement on Form S-8 relating to the 1988 Stock Incentive Plan (File #33-38427).

     2) Registration Statement on Form S-3 relating to the Dividend Reinvestment Plan (File #33-37382).

     3) Registration Statement on Form S-8 relating to the 1992 Director Fee Plan (File #33-48031).

     4) Registration Statement on Form S-3 relating to the Main Line Bancshares, Inc. Stock Option Agreements (File #33-50526).

     5) Registration Statement on Form S-8 relating to the 1990 Non-Employee Directors' Stock Option Plan (File #33-59372).

     6) Registration Statement on Form S-8 relating to the 1992 Stock Incentive Plan (File #33-68800).

     7) Registration Statement on Form S-8 relating to the Elmwood Bancorp, Inc. Key Employee Stock Compensation Program (File #33-77358)

     8) Registration Statement on Form S-8 relating to the Amended and Restated Nonqualified Stock Option Agreement with Donald E. Stone (File #33-77354).

     9) Registration Statement on Form S-8 relating to The Frankford Corporation 1983 Incentive Stock Option Plan (File #33-82088).

     10) Registration Statement on Form S-8 relating to the 1995 Employee Stock Purchase Plan File #33-91572).

     11) Registration Statement on Form S-8 relating to the 1995 Management Stock Purchase Plan (File #33-91574).

     We consent to the incorporation by reference in the above listed Registration Statements of our report dated January 14, 1994, except for
     Note 13 as to which the date is January 18, 1994, on our audits of the consolidated financial statements of The Frankford Corporation and subsidiaries for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K.



                              COOPERS & LYBRAND L.L.P.
Philadelphia, Pennsylvania

March 21, 1996